Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐14 of our report dated August 29, 2022, relating to the financial statements and financial highlights of Highland/iBoxx Senior Loan ETF for the year ended June 30, 2022, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

June 20, 2023

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board